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                                                               EXHIBIT 3.1(e)


                              FOURTH AMENDMENT TO
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           EDUCATIONAL MEDICAL, INC.


        THIS AMENDMENT to the Restated Certificate of Incorporation (the "Certificate") of Educational Medical, Inc. (the "Corporation"), filed with the Secretary of State of the State of Delaware was duly adopted by the stockholders of the Corporation as of April 1, 1990, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        1. ARTICLE FOURTH, Section 7, of the Certificate is hereby amended to add the following to the definition of "Excluded Securities" in Section 7(b):

            (xiii) Up to 92,721 shares of Common Stock issuable pursuant to Restricted Stock Purchase Agreements, dated as of April 1, 1990, and amendments thereto, between the Corporation and Vince Pisano.

        Except as specifically amended hereby, all provisions of the Certificate shall remain in full force and effect.

        IN WITNESS WHEREOF, the undersigned, as President of the Corporation, certifies that the foregoing Amendment was duly adopted in accordance with
Section 242 of the Delaware General Corporation Law, and the Corporation has caused its corporate seal to be affixed hereto and attested by the Secretary of the Corpora-


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tion, all as of the 1st day of April, 1990.

                                        EDUCATIONAL MEDICAL, INC.



                                        By: /s/ Gary D. Kerber
                                            -------------------------------
                                            President

Attest:

/s/ Morris C. Brown
--------------------------
Secretary

[SEAL]

STATE OF GEORGIA    )
                    )
COUNTY OF FLOYD     )


     Before me personally appeared Gary D. Kerber, known to me to be the individual described in and who executed the foregoing instrument as President of Educational Medical, Inc. and who acknowledged to me that he executed such instrument in such capacity, that the seal of the corporation was affixed thereto by due and regular corporate authority, that said instrument is the free act and deed of said corporation and the facts stated therein are true.

     WITNESS my hand and official seal this 17th day of May, 1991.


                                                /s/ Bobbie White
                                                ---------------------------
                                                Notary Public


My Commission Expires: 6/3/91



                                     -2-
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STATE OF FLORIDA   )
                   )
COUNTY OF DADE     )

        Before me personally appeared Morris C. Brown, known to me to be the individual described in and who executed the foregoing instrument as Secretary of Educational Medical, Inc. and who acknowledged to me that he executed such instrument in such capacity.

        WITNESS my hand and official seal this 20th day of June, 1991.


                                        /s/ Gloria V. Crout
                                        --------------------------------
                                        Notary Public

My Commission Expires:   [SEAL]